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INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Bay View Capital Corporation on Form S-8 of our report dated January 24, 1997 (June 2, 1997 as to paragraphs 3, 4 and 5 of Note 24), appearing in the Annual Report on Form 10-K/A of Bay View Capital Corporation for the year ended December 31, 1996.






/s/ Deloitte & Touche LLP
San Francisco, California
September 29, 1997